UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2015

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 300, Newark, California 94560
(Address of principal executive offices) (Zip Code)

(510) 744-8000
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 19, 2015, Judge Peter Kirwan of the Superior Court of California, County of Santa Clara, issued a ruling in favor of Depomed, Inc. (the “Company”), (i) granting the Company’s request for a preliminary injunction to enjoin Horizon Pharma plc and Horizon Pharma, Inc. (together, “Horizon”) from continuing with an unsolicited hostile takeover attempt of the Company and (ii) denying Horizon’s request to invalidate certain of the Company’s bylaws and a shareholder Rights Agreement adopted by the Company’s Board of Directors on July 12, 2015.

The ruling follows a lawsuit filed by the Company in August 2015 against Horizon, alleging a breach of contract and other violations of California law based on Horizon’s misuse of confidential information it obtained from Janssen Pharmaceuticals, Inc. (“Janssen”) under a confidentiality agreement (the “Confidentiality Agreement”) that Horizon entered into with Janssen in connection with its failed attempt to acquire the NUCYNTA franchise of products, which the Company acquired from Janssen on April 2, 2015.

Judge Kirwan ruled that the Company had shown a likelihood of success on its breach of contract claim based on findings that the Company was likely to establish that (i) the Confidentiality Agreement covered the NUCYNTA auction, (ii) Janssen’s rights under the Confidentiality Agreement were transferred to the Company in connection with its acquisition of NUCYNTA, and (iii) Horizon used confidential information concerning NUCYNTA in connection its bid for the Company and in violation of the Confidentiality Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.
Date: November 20, 2015
/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

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